UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 1, 2012

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Shareholders of The Manitowoc Company, Inc. (the “Company”) on May 1, 2012 (the “2012 Annual Meeting”), shareholders approved the Company’s Short-Term Incentive Plan, a bonus plan applicable to, among others, the Company’s executives who are, or are expected to be, “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code.  The purpose of the Company’s Short-Term Incentive Plan is to provide a system of incentive compensation to promote the maximization of shareholder value. The Short-Term Incentive Plan ties incentive compensation to Economic Value Added (“EVA®”) and, thereby, is intended to reward participants for creating value for the Company, as described in the Company’s Proxy Statement for the 2012 Annual Meeting.

The full text of the Short-Term Incentive Plan was filed as Exhibit 10.2(a) to the Company’s Form 10-K for the fiscal year ended December 31, 2011, and is incorporated herein by reference.

Also at the Annual Meeting, shareholders approved an amendment to the Company’s 2003 Incentive Stock and Awards Plan (the “2003 Plan”) that expands the types of financial metrics that may be used for performance-based awards granted under the Plan.  The 2003 Plan is designed to:  attract and retain executives, key employees, consultants and advisors of outstanding training, experience and ability; increase shareholder value; provide motivation by means of performance-related incentives to achieve performance goals; and enable participants to share in the growth and financial success of the Company.  The 2003 Plan is a cash and stock-based incentive plan, and includes provisions by which the Company may grant stock options, stock appreciation rights, restricted stock, performance shares and performance units, as described in the Company’s Proxy Statement for the 2012 Annual Meeting.

The full text of the 2003 Plan, as amended, was included as Appendix B to the Company’s Proxy Statement for the 2012 Annual Meeting, which was filed with the Securities and Exchange Commission on March 22, 2012, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2012, the Company held its 2012 Annual Meeting.  At the 2012 Annual Meeting the Company’s shareholders voted on (i) the election of three directors, (ii) the approval of the Short-Term Incentive Plan, (iii) the approval of an amendment to the 2003 Plan, (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and (v) an advisory proposal to approve the compensation of the Company’s named executive officers.

The nominees named below were elected as directors at the 2012 Annual Meeting by the indicated votes cast for each nominee:

Name of Nominee	For	Withheld	Broker Nonvotes
Roy V. Armes	74,562,827	2,777,569	40,135,602
Cynthia M. Egnotovich	63,685,033	13,655,364	40,135,602
James L. Packard	63,359,132	13,981,265	40,135,602

The directors listed above will serve until the Annual Meeting of Shareholders to be held in the year 2015.  The following other directors continue in office (subject to the Company’s age 72 limit):  Donald M. Condon, Jr.,  Kenneth W. Krueger, Keith D. Nosbusch, Robert C. Stift and Glen E. Tellock.

At the 2012 Annual Meeting, shareholders approved the Short-Term Incentive Plan by the indicated votes cast:

For	Against	Abstentions	Broker Nonvotes
74,154,133	2,775,409	410,838	40,135,618

At the 2012 Annual Meeting, shareholders approved the amendment to the 2003 Plan by the indicated votes cast:

For	Against	Abstentions	Broker Nonvotes
67,652,200	9,251,102	437,079	40,135,617

At the 2012 Annual Meeting, the appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2012, was ratified by the indicated votes cast:

For	Against	Abstentions
115,617,025	1,383,436	475,537

Finally, at the 2012 Annual Meeting, shareholders did not approve the advisory proposal regarding the compensation of the Company’s named executive officers by the indicated votes cast:

For	Against	Abstentions	Broker Nonvotes
37,183,728	39,625,486	531,167	40,135,617

The Board and the Compensation Committee will consider the results of this advisory vote in making future compensation decisions pertaining to the Company’s named executive officers, including determining the Company’s future executive compensation practices and policies.

Further information concerning the matters voted upon at the 2012 Annual Meeting is contained in the Company’s Proxy Statement, dated March 22, 2012, with respect to the 2012 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.2(a)	The Manitowoc Company, Inc. Short-Term Incentive Plan (incorporated by reference to Exhibit 10.2(a) to the Company’s Form 10-K for the fiscal year ended December 31, 2011).

10.7(c)	The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan (incorporated by reference to Appendix B to the Company’s Proxy Statement for its 2012 Annual Meeting, filed on March 22, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: May 4, 2012	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary